AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------


      This Amended and Restated Employment Agreement dated as of September 30, 1996 between Barry K. Lewis (the "Employee") and International Telecommunication Data Systems, Inc., a Delaware corporation, with offices at 969 High Ridge Road, Suite 205, Stamford, Connecticut 06905 (hereinafter referred to as "Corporation") amends and restates in its entirety the Employment Agreement dated June 1994 between the Employee and the Corporation (the "Original Agreement"). The Original Agreement shall have no further force and effect.

      WHEREAS, the Corporation desires to employ the Employee, and the Employee desires to serve as an employee of Corporation on the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, the Corporation and the Employee agree as follows:

      1. Employment: The Corporation hereby agrees to employ the Employee as Vice-President of Wireless Services, and the Employee hereby agrees to function as such Vice-President of Wireless Services for the Corporation on the terms and conditions hereinafter stated, subject to the directives of the Chief Executive Officer and Board of Directors of the Corporation.

      2. Term of Employment: The term of this Agreement shall continue in full force and effect until July 4, 1997, unless sooner terminated as provided herein.

      3.    Compensation:
            ------------

            (a) During the term of this Agreement, for all services rendered by the Employee under this Agreement, the Corporation shall pay the Employee an annual base salary of $135,000.00 per annum, payable in arrears at a rate of $11,250.00 on the last day of each month. All compensation payable under this Agreement shall be subject to applicable federal and state withholding tax requirements and other deductions approved by the Employee. The Employee's base salary may be increased on an annual basis, in the sole and absolute discretion of the Board of Directors of the Corporation, on each anniversary date of the commencement of this Agreement.

            (b) In connection with the amendment and restatement of the terms of the Original Agreement, the Corporation hereby agrees (i) that immediately prior to a Change of Control of the Corporation (as defined below) or upon completion of an initial public offering of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission, the


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Corporation shall sell to the Employee 18,333 fully vested shares of Common
Stock of the Corporation at a purchase price of $.01 per share pursuant to the Corporation's 1996 Stock Incentive Plan and subject to the terms and conditions of a Restricted Stock Purchase Agreement between Corporation and the Employee, and (ii) to pay to the Employee $275,000, on or before December 31, 1996.


            (c) The Employee may receive an annual year end cash performance bonus in the sole and absolute discretion of the Board of Directors of the Corporation.

            (d) For purposes hereof a "Change of Control of the Corporation" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person (as hereinabove defined), other than a person holding more than 50% of the combined voting power of the Corporation"s then outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of the Corporations then outstanding securities; or (iii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corproation of all or substantiall all of the Corproation's assets.

4.    Fringe Benefits:
      ---------------

            (a) During the term hereof, subject to the Employee's insurability, Corporation shall provide the Employee and his immediate family, at no cost to the Employee, with medical and hospitalization insurance coverage similar to that offered to other officers of the Corporation. During the term hereof, Corporation shall provide the Employee, at no cost to the Employee, with long term disability insurance coverage similar to that offered to other officers of the Corporation.

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            (b) During the term hereof, Corporation shall provide the Employee, at no cost to the Employee, with term life insurance coverage on the Employee's life. The amount of insurance currently provided by such policies on the Employee's life equals $95,000. The proceeds of such life insurance policies shall be payable to the Employee's named beneficiary.

            (c) The Employee is authorized to incur on behalf of the Corporation only reasonable expenses (including travel and entertainment) in connection with the business of the Corporation. Any such expenses in excess of one thousand dollars ($1,000) per month, in the aggregate, must be approved in advance by Corporation, to the extent possible, but in all events written approval shall be required for any such monthly expense in excess of two thousand five hundred dollars ($2,500). The Corporation shall reimburse Employee for all such reasonable expenses incurred in connection with the business of the Corporation upon the presentation by Employee, from time to time, of an itemized account of such expenditures, which account shall confirm, in form and substance, to applicable rules and regulations of the Internal Revenue Service.

      5. Duties and Extent of Services: Upon the execution of this Agreement and throughout its term, the duties of the Employee shall include, but are not limited to the following:

            (a)   Provide managerial and executive support to the Corporation;

            (b) Provide marketing and sales support for the products of the Corporation;

            (c) Provide a research and development function for the Corporation with regard to the mobile telecommunications industry;

            (d) Develop information to provide support for the development and distribution of the products of the Corporation;

            (e) Support and development of sales leads as directed by the Corporation; and

            (f) Such other duties and responsibilities as may be assigned by the Board from time to time.

            (g) The Employee will work exclusively for the Corporation during the term of this Agreement. The Employee shall exert his best efforts and shall devote no less than the greater of: (i) forty (40) hours per week, or (ii) the amount of time necessary for the Employee to perform his duties with regard to the business and affairs of the Corporation in accordance with this Agreement. During the term

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of this Agreement, the Employee shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director, shareholder, owner, agent or the Employee of any other corporation, be engaged in or concerned with any other compensable duties or pursuits whatsoever requiring his personal services without the prior written consent of the Corporation, which consent may be withheld for any reason or for no reason.

      6. Vacation: During the term of this Agreement, the Employee shall be entitled to two (2) weeks vacation per year, the time of which shall be determined after consultation with the Chief Executive Officer of the Corporation. For purposes of this Section 6, the Employee shall be entitled to carry forward any unused vacation time from one period to another.

      7. Termination: The Employee's employment hereunder shall terminate on the date set forth in Section 2 hereof, or sooner upon the occurrence of any of the following events:

            (a)   The Employee's death;

            (b) The termination of the Employee's employment hereunder by Corporation, at its option, to be exercised by written notice from Corporation to the Employee, upon the Employee's incapacity or inability to perform his services as contemplated herein for a period of at least seventy-five (75) consecutive days or an aggregate of one hundred (100) consecutive or non-consecutive days during any twelve (12) month period during the term hereof due to the fact that his physical or mental health shall have become impaired so as to make it impossible or impractical for him to perform the duties and responsibilities contemplated for him hereunder; or

            (c) The termination of the Employee's employment for "cause" hereunder by Corporation, at its option, to be exercised by written notice from Corporation to the Employee. The term "cause", as used herein, shall mean: (i) the Employee's inability or incapacity to perform his duties and/or services in accordance with the reasonable expectations of the Corporation, (ii) the Employee's willful misconduct or gross negligence in the performance of his duties on behalf of the Corporation, or the Employees dishonesty in the performance of his duties on behalf of the Corporation, (iii) the neglect, failure or refusal of the Employee to carry out any reasonable request of the Chief Executive Officer or Board of Directors of the Corporation for the provision of services hereunder, (iv) the material breach of any provision of the Agreement by the Employee or (v) the Employee's plea of guilty or nolo contendere to, or conviction of any crime involving moral turpitude, common law fraud, dishonesty, theft, or unethical conduct.

            (d)   Cessation of the Corporation's business.


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      In the event of any such termination, Corporation shall pay to the
Employee such portion of his annual base salary payable to the Employee to the date such termination becomes effective, and thereafter the Employee shall have no claim for any further compensation hereunder.

      8. Restrictions On the Employee: During the period commencing on the date hereof and ending two (2) years after the termination of the Employee's employment by Corporation for any reason, the Employee shall not directly or indirectly induce or attempt to induce any of the employees of Corporation to leave the employ, of Corporation.

      9. Covenant Not To Compete: During the period commencing on the date hereof, and ending one (1) year after the termination of the Employee's employment for any reason, the Employee shall not, except as a passive investor in publicly held companies, directly or indirectly engage in, associate with, or own or control any interest in, or act as principal, director, officer, agent, or the Employee of, or consultant to: (i) CBIS, CSC, EDS, Systematics or their successors or assigns, or (ii) any person, firm or corporation, located in the eastern third of the United States, whose activity is (A) a venture or business, substantially similar to that of Corporation and/or (B) which is in competition with the Corporation. Notwithstanding anything to the contrary contained herein, to the extent Corporation (i) makes an absolute assignment of the bulk of its assets for the benefit of creditors, (ii) consents to the appointment of a bankruptcy trustee, (iii) institutes bankruptcy proceedings or (iv) experiences a cessation, the provisions of this Section 9 shall lapse.

      10.   Proprietary Information:
            -----------------------

            (a) For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Corporation or any entity in which Corporation has an ownership interest that has not previously been publicly released by duly authorized representatives of Corporation and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs, customer information, customer lists, and all methods, concepts or ideas in or reasonably related to the business of Corporation or any entity in which Corporation has an interest. The Employee agrees to regard and preserve as confidential all proprietary information, whether he has such information in his memory or in writing or other physical form. The Employee will not, without written authority from Corporation to do so, directly or indirectly use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information. The Employee agrees not to remove from the premises of Corporation or any subsidiary or affiliate of Corporation, except as an employee of Corporation in pursuit of the

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business of Corporation or any of its subsidiaries, affiliates or any entity in which Corporation has an ownership interest, or except as specifically permitted in writing by Corporation, any document or object containing or reflecting any proprietary information. The Employee recognizes that all such documents and objects, whether developed by him or by someone else during the term of his employment with Corporation, are the exclusive property of Corporation.

            (b) All proprietary information and all of the Employee's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedure, copyrights and developments hereafter to the end of the period of employment hereunder developed by the Employee as a result of, or in connection with, his employment hereunder, shall belong to Corporation; and without further compensation, but at Corporation's expense, forthwith upon request of Corporation, the Employee shall execute any and all such assignments and other documents and take any and all such other action as Corporation may reasonably request in order to vest in Corporation all the Employee's right, title and interest in and all of the aforesaid items, free and clear of liens, charges and encumbrances.

            (c) The Employee expressly agrees that the covenants set forth in Sections 8, 9, and 10 of this Agreement are being given to Corporation in connection with the employment of the Employee by Corporation and that such covenants are intended to protect Corporation against the competition by the Employee, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Employee are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

      11. Injunctive Relief: The Employee acknowledges that the injury to Corporation resulting from any violation by him of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Corporation may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

      12. Representation of the Employee: The Employee represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound, including, but not limited to, any Cincinnati Bell Information Systems, Inc. employment agreement or covenant not to compete.

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      13. Parties; Non-Assignability: As used herein, the term "Corporation"
shall mean and include Corporation and any subsidiary or affiliate thereof and any successor thereto unless the context indicates otherwise. This Agreement and all rights hereunder are personal to the Employee and shall not be assignable by him and any purported assignment shall be null and void and shall not be binding on Corporation.

      14. Entire Agreement: This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments, and writing with respect thereto.

      15. Amendment or Alteration: No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

      16. Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, except a provision of that law which would refer resolution of any issue to another jurisdiction. The forum for resolution of any dispute shall be the State of Connecticut.

      17. Arbitration: Any controversy, claim, or breach arising out of or relating to this Agreement or the breach thereof may, in the sole discretion of the Corporation, be settled by arbitration in Stamford, Connecticut in accordance with the rules of the American Arbitration Association and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction thereof.

      18. Waiver of Breach: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any of the parties hereto.

      19. Binding Effect: The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, administrators, successors, and permitted assigns.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    CORPORATION:

                                    INTERNATIONAL TELECOMMUNICATION DATA
                                    SYSTEMS, INC.


                                    By    /s/ Charles L. Bakes
                                          ------------------------------------
                                          Charles L. Bakes, President

                                    EMPLOYEE:


                                    By    /s/ Barry K. Lewis
                                          ------------------------------------
                                          Barry K. Lewis